UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (date of earliest event reported): August 10, 2009
PRIDE INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction of incorporation)	1-13289 (Commission File Number)	76-0069030 (I.R.S. Employer Identification No.)

5847 San Felipe, Suite 3300 Houston, Texas (Address of principal executive offices)	77057 (Zip Code)
Registrant’s telephone number, including area code: (713) 789-1400
     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2):
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Item 9.01 Financial Statements and Exhibits.
SIGNATURE
EXHIBIT INDEX
EX-10.1
EX-10.2

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
Imran (Ron) Toufeeq
     Effective August 10, 2009, Imran (Ron) Toufeeq was appointed as Senior Vice President, Operations, Asset Management and Engineering of Pride International, Inc. Mr. Toufeeq, 53, joined Pride in March 2004 as Vice President — Engineering & Technical Services and was appointed as Senior Vice President, Asset Management and Engineering, in February 2008. Mr. Toufeeq was previously employed for 20 years by R&B Falcon, a drilling contractor, ultimately serving as Senior Vice President of Operations.
     There are no arrangements or understandings between Mr. Toufeeq and any other person pursuant to which he was selected as Senior Vice President, Operations, Asset Management and Engineering. Pride is not aware of any transaction in which Mr. Toufeeq has an interest requiring disclosure under Item 404(a) of Regulation S-K.
     Employment Agreement
     Pride and Mr. Toufeeq are parties to an Amended and Restated Employment/Non-Competition/Confidentiality Agreement effective as of December 31, 2008, with a initial term ending March 15, 2010. The term of the agreement will be automatically extended for successive one-year terms thereafter, unless (1) one-year notice is given by either party that the term will not be extended, (2) the agreement is earlier terminated in accordance with its terms or (3) Mr. Toufeeq has attained age 65.
     Either party may terminate employment at any time. The agreement provides that if Mr. Toufeeq is terminated involuntarily for reasons not associated with a change in control and not due to cause (as defined), Mr. Toufeeq will receive (1) one full year of base salary (not less than the highest annual base salary during the preceding three years), (2) his target bonus amount for the year of termination, (3) a pro-rata bonus award for the year of his termination, subject to achievement of performance criteria, (4) full vesting of all stock option and equity awards, with stock options remaining exercisable until the earlier of (i) 120 days after his termination or (ii) the original term of the stock option, and (5) one year (or until offered by another employer, if earlier) of health care, life, accident and disability insurance coverage for himself and his immediate family. The agreement treats certain other terminations as an involuntary termination, including disability, certain constructive termination events or Pride’s notice of an election not to extend the agreement at the end of its term.
     In the event of a termination of Mr. Toufeeq’s employment prior to a change in control and due to cause (which includes failure to perform his duties, willful misconduct, violation of law or violation of the non-disclosure or non-competition covenants), Mr. Toufeeq will be entitled to receive only those payments and benefits that have accrued to him.
     The agreement also provides for compensation due to termination following a change in control. A “change in control” is generally defined to include the acquisition by a person of 20%

or more of Pride’s voting power, specified changes in a majority of the board of directors, a merger resulting in existing stockholders having less than 50% of the voting power in the surviving company and sale or liquidation of Pride. In addition, the agreement includes a “merger protection change in control” as a change in control. A merger protection change in control is generally defined as a merger or consolidation involving Pride whereby its stockholders prior to the transaction continue to hold at least 50% but not more than 66% of the voting power of the surviving entity after the transaction.
     In the event of a change in control, the term of Mr. Toufeeq’s employment agreement will be extended for a period of two years from the date of a change in control that is not a merger protection change in control, or a period of one year from the date of a merger protection change in control. In the event of an involuntary termination of Mr. Toufeeq during the extended term of the agreement or voluntary resignation by him within six months after a change in control that is not a merger protection change in control, he will be entitled to receive (1) two full years of base salary (not less than the highest annual base salary during the preceding three years), (2) two times his maximum bonus award (not less than two times his target bonus award) for the year of termination, (3) full vesting of all stock option and equity awards, with stock options remaining exercisable until the earlier of (i) two years after the date of the change in control or (ii) the original term of the stock option, and (4) two years (or until offered by another employer, if earlier) of health care, life, accident and disability insurance coverage for himself and his immediate family. Pride is obligated, upon a change in control, to deposit an amount equal to the cash severance into an irrevocable rabbi trust.
     In addition, the agreement provides a non-compete covenant for six months after termination (voluntary or involuntary) assuming that the termination was not due to a change in control. The agreement also provides an indefinite non-disclosure covenant and mutual non-disparagement covenant. Severance payments under Mr. Toufeeq’s employment agreement are conditioned upon his timely execution of a release of claims against Pride and its affiliates, officers and directors.
     Supplemental Executive Retirement Plan
     Mr. Toufeeq is also a participant in Pride’s Supplemental Executive Retirement Plan (“SERP”). Under his SERP participation agreement, if Mr. Toufeeq’s employment terminates for any reason (including death) other than cause on or after his “normal retirement date,” which is the date he attains age 62, then Pride will make a lump sum payment to him within 60 days of his termination or a later date that complies with Section 409A of the Internal Revenue Code, if applicable, equal to the actuarial present value of an annual benefit of 50% of his “final annual pay” payable for 10 years certain and his lifetime. This normal retirement benefit will not be lower than the vested portion of the minimum normal retirement benefit amount identified in his participation agreement, which is $2,271,643. If Mr. Toufeeq’s employment terminates for any reason (including death) other than cause prior to his normal retirement date but on or after his “early retirement date,” which is the date he has attained age 55 and has completed 15 years of continuous employment with Pride, then Mr. Toufeeq will be entitled to an early retirement benefit in the form of a lump sum payment within 60 days of his termination or a later date that complies with Section 409A of the Internal Revenue Code, if applicable, equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early termination factors based on the number of years from the date of that termination to his normal retirement date. “Final annual pay” for purposes of the benefits calculations means the sum of Mr. Toufeeq’s (1) average base annual salary over the five years preceding his last day of active employment and (2) target bonus percentage under Pride’s annual incentive compensation plan as in effect on his last day of active employment multiplied by the amount in clause (1). The foregoing benefits (a) fully vest upon Mr. Toufeeq’s normal retirement date or, if earlier, his early retirement date and upon a termination by reason of death or disability, and (b) if Mr. Toufeeq is terminated involuntarily prior to his normal retirement date or his early retirement date, vest pro rata based on the number of months of his employment with Pride between February 20, 2008 and the earlier of the date that would have been his normal retirement date or his early retirement date had he remained employed, as applicable.
     If Mr. Toufeeq’s employment is terminated by Pride prior to his normal retirement date other than for cause or by Mr. Toufeeq due to certain constructive termination events, then, subject to pro rata vesting as described above, Pride will make a lump sum payment to him equal to the actuarial equivalent of the normal retirement benefit or early retirement benefit, as applicable, subject to reduction for pro rata vesting, on the later of (1) his attainment of age 55, (2) 60 days after his termination, or (3) such later date as complies with Section 409A of the Internal Revenue Code, if applicable.
     If Mr. Toufeeq’s employment is terminated by reason of disability, then Pride will make a lump sum payment to him within 60 days of his termination equal to the actuarial present value of an annual benefit of 50% of his final annual pay payable for 10 years certain and his lifetime, reduced by certain early retirement factors based on the number of years from the date of the termination to his normal retirement date and reduced by any employer or government disability benefits. If Mr. Toufeeq’s employment is terminated by reason of death, or if Mr. Toufeeq dies after termination but prior to his normal retirement date and with a vested right to a benefit under the SERP, his spouse or beneficiary, as applicable, will receive, within 60 days of the date of his death, the same benefit Mr. Toufeeq would have received had he terminated his employment on the date of his death.
     In addition, in connection with termination of employment with a vested right to a benefit under the SERP, Mr. Toufeeq is entitled to receive retiree medical and dental coverage for himself, his spouse and his dependents who were covered under Pride’s group health plan as of the date of termination, with such coverage beginning on his normal retirement date or immediately if Mr. Toufeeq is terminated after his early retirement date. The coverage will be provided until the later of the death of Mr. Toufeeq or his surviving spouse. These benefits will be at least as favorable as the group medical and dental coverage offered to Pride’s executive employees. This coverage (i) will be suspended during any period Mr. Toufeeq has medical coverage provided by another employer, (ii) with respect to Mr. Toufeeq and his spouse, will be converted to Medicare Supplement coverage upon becoming eligible for and covered by Medicare and (iii) with respect to his dependents, will terminate at such time as the dependents are no longer eligible for coverage under the terms of Pride’s group health plan. Any retiree medical and dental benefits to Mr. Toufeeq’s spouse or surviving spouse are available solely to the spouse to whom Mr. Toufeeq was married on the date of his termination of employment. Mr. Toufeeq or, if applicable, his surviving spouse will be responsible for the applicable premiums for coverage at the same rate paid by active executive employees but not to exceed the cost of the most comprehensive group medical and dental coverage offered by Pride.
     If Mr. Toufeeq’s employment is terminated within two years after a change in control or one year following a merger protection change in control (each as defined in Mr. Toufeeq’s employment agreement), or in the event of a voluntary resignation by Mr. Toufeeq within six months after a change in control that is not a merger protection change in control, then Mr. Toufeeq’s benefit under the SERP will fully vest and he will receive from Pride a lump sum payment in an amount equal to the actuarial present value of the SERP benefit that would have been paid on the first to occur of his early retirement date (as if he remained employed until attainment of his early retirement date, if applicable) or his normal retirement date. If the change in control meets the requirements for a change in control pursuant to Section 409A of the Internal Revenue Code, the SERP payment will be paid to Mr. Toufeeq 60 days after his termination or such later date as complies with Section 409A of the Internal Revenue Code, if applicable. If the change in control does not meet the requirements for a change in control pursuant to Section 409A of the Internal Revenue Code, the SERP payment will be paid to Mr. Toufeeq on the later of (1) his attainment of age 55, (2) 60 days after his termination, or (3) such later date as complies with Section 409A of the Internal Revenue Code, if applicable. The SERP benefit payable as a result of a change in control is required to be deposited into a rabbi trust prior to the change in control.
     If Pride terminates Mr. Toufeeq’s employment for cause (as defined in his employment agreement) or if Mr. Toufeeq voluntarily resigns before his normal retirement date or his early retirement date, then he forfeits all rights to any benefits under the SERP.
Rodney W. Eads
     Effective August 10, 2009, at the request of Pride, Rodney W. Eads resigned as Executive Vice President and Chief Operating Officer. Mr. Eads’ resignation is deemed an “involuntary termination” for all purposes, including his employment agreement with Pride, the SERP and his equity incentive awards. For a description of these arrangements, please read “Executive Compensation—Potential Payments Upon Termination or Change in Control” in Pride’s proxy statement on Schedule 14A for the 2009 annual meeting of stockholders, which description is incorporated by reference herein.
Item 9.01 Financial Statements and Exhibits.
     (d) Exhibits.

10.1†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Imran Toufeeq.

10.2†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Imran Toufeeq.

†	Management contract or compensatory plan or arrangement.

SIGNATURE
          Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

PRIDE INTERNATIONAL, INC.
By:	/s/ Brady K. Long
	Name:	Brady K. Long
	Title:	Vice President, General Counsel, Chief Compliance Officer and Secretary

Date: August 14, 2009

EXHIBIT INDEX

No.	Description

10.1†	Amended and Restated Employment/Non-Competition/Confidentiality Agreement dated December 31, 2008 between Pride and Imran Toufeeq.

10.2†	Amended SERP Participation Agreement dated December 31, 2008 between Pride and Imran Toufeeq.

†	Management contract or compensatory plan or arrangement.

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